EXHIBIT 4.1.2


                               THE AES CORPORATION
                                       AND
                       THE FIRST NATIONAL BANK OF CHICAGO
                                   AS TRUSTEE

                                ----------------
                          FIRST SUPPLEMENTAL INDENTURE
                          DATED AS OF NOVEMBER 21, 1997
            (SUPPLEMENTAL TO INDENTURE DATED AS OF OCTOBER 29, 1997)



     FIRST SUPPLEMENTAL INDENTURE dated as of November 21, 1997 between The AES Corporation, a Delaware corporation (hereinafter called the "COMPANY") and The First National Bank of Chicago, a national banking association, as Trustee (hereinafter called the "TRUSTEE").

     WHEREAS, the Company executed and delivered an Indenture dated as of October 29, 1997, as may be amended or supplemented from time to time,
(hereinafter  called  the  "INDENTURE")  between  the  Company  and the  Trustee providing for the issue of its 8.50% Senior Subordinated Notes due 2007 (hereinafter called the "NOTES") and its 8.875% Senior Subordinated Debentures due 2027 (hereinafter called the "DEBENTURES" and together with the Notes, the "SECURITIES"); and

     WHEREAS, Section 9.2 of the Indenture provides that the Indenture may be amended or compliance with a provision of the Indenture may be waived by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Securities affected thereby; and

     WHEREAS, holders of not less than a majority in aggregate principal amount of the Securities affected hereby outstanding on November 21, 1997 have given and not revoked their consent to the execution by the Company and the Trustee of the amendment set forth in this First Supplemental Indenture; and

     WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture a valid and binding instrument in accordance with its terms and the terms of the Indenture have been satisfied.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Company and the Trustee hereby covenant and agree as follows:

     Section 1. Defined Terms. For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, all capitalized terms defined herein and defined in the Indenture shall have the meanings assigned to them herein. Unless otherwise expressly specified, all references to a "SECTION" herein refer to a section of the First Supplemental Indenture.

     Section 2. Amendment of Section 1.1 of the Indenture. The definitions of "Finance Subsidiary" and "Redeemable Stock" in Section 1.1 of the Indenture are hereby amended as follows:

     (a) The definition of "Finance Subsidiary" is amended by replacing the reference to "maturity of the Securities" in clause (i) thereof with a reference to "maturity of the Notes".

     (b) The definition of "Redeemable Stock" is amended by replacing each reference to "Stated Maturity of the Securities" therein with a reference to "Stated Maturity of the Notes".

         Section 3. Amendment of Indenture. This First Supplemental Indenture shall form a part of the Indenture as supplemented hereby. The Indenture as supplemented by this First Supplemental Indenture is hereby in all respects ratified and confirmed.

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     Section 4. Acceptance by Trustee. The Trustee, for itself and its successor or successors, accepts the trust of the Indenture as amended by this First Supplemental Indenture, and agrees to perform the same, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture, and, without limiting the generality of the foregoing, the recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee.

     Section 5. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first written above.

                                          THE AES CORPORATION
                                          as the Company


                                          By /s/ Barry J. Sharp
                                            ------------------------------------
                                            Name: Barry J. Sharp
                                            Title: Vice President and Chief
                                                   Financial Office


                                          THE FIRST NATIONAL BANK
                                          OF CHICAGO
                                          as Trustee


                                          By /s/ Mary R. Fonti
                                            ------------------------------------
                                            Name: Mary R. Fonti
                                            Title: Assistant Vice President